Exhibit (7)(c)(iii)

FORM OF AMENDMENT NO. 2

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

AXA PREMIER VIP TRUST

AMENDMENT NO. 2 to the Amended and Restated Distribution Agreement (“Amendment No.2”), dated as of [April 30], 2007, between AXA Premier VIP Trust, a Delaware business trust (the “Trust”) and AXA Distributors, LLC (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Amended and Restated Distribution Agreement, dated as of July 31, 2003 and as amended May 1, 2006 by Amendment No. 1 (the “Agreement”), relating to the Class A shares. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	New Portfolios. The Trust and the Distributor have determined to add the new Multimanager Small Cap Growth Portfolio and Multimanager Small Cap Value Portfolio (the “New Portfolios”) to the Agreement on the terms and conditions contained in the Agreement.

2.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class A shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

AXA PREMIER VIP TRUST		AXA DISTRIBUTORS, LLC

By:		By:
	Steven M. Joenk	Name:
	President	Title:

SCHEDULE A

AMENDED AND RESTATED DISTRIBUTION AGREEMENT OF

AXA PREMIER VIP TRUST

CLASS A SHARES

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Health Care Portfolio

Multimanager High Yield Portfolio

Multimanager International Equity Portfolio

Multimanager Large Cap Core Equity Portfolio

Multimanager Large Cap Growth Portfolio

Multimanager Large Cap Value Portfolio

Multimanager Mid Cap Growth Portfolio

Multimanager Mid Cap Value Portfolio

Multimanager Small Cap Growth Portfolio

Multimanager Small Cap Value Portfolio

Multimanager Technology Portfolio

AXA Aggressive Allocation Portfolio

AXA Conservative Allocation Portfolio

AXA Conservative-Plus Allocation Portfolio

AXA Moderate Allocation Portfolio

AXA Moderate-Plus Allocation Portfolio

Target 2015 Allocation Portfolio

Target 2025 Allocation Portfolio

Target 2035 Allocation Portfolio

Target 2045 Allocation Portfolio